UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

May 7, 2012
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2012, the Board of Directors (the “Board”) of Forest Laboratories, Inc. (the “Company”) approved the Forest Laboratories, Inc. Annual Incentive Compensation Plan (the “Incentive Plan”).  The Incentive Plan is intended to provide a cash-based incentive and to reward the Company’s executive officers and certain other key employees of the Company and its subsidiaries who are designated by the Compensation Committee of the Board (the “Compensation Committee”) for the achievement of pre-determined financial and other objectives on an individual, team, departmental, divisional and company-wide basis.  Pursuant to the Incentive Plan, the Compensation Committee annually establishes a target bonus for each participant ranging between 45% and 100% of such participant’s salary.  The Participant may earn between 0% to 200% of such target bonus based on the Compensation Committee’s evaluation of the participant’s performance measured against such pre-determined objectives.

The description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits:

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description
10.1	Forest Laboratories, Inc. Annual Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 11, 2012

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President - Finance and Administration and
Chief Financial Officer